Exhibit 99.1

NEWS RELEASE

Contact:	Ted Detrick, Investor Relations – (215) 761-1414 Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG SECOND QUARTER 2013 RESULTS, RAISES OUTLOOK

o	Consolidated revenues increased 8% to $8.0 billion in the second quarter.

o	Adjusted income from operations1 was $512 million, or $1.78 per share, which represents per share growth of 19% over second quarter 2012.

o	Shareholders’ net income1 was $505 million, or $1.76 per share.

o	Cigna grew its global medical business by 241,000 customers, or 2%, through the first six months of 2013.

o	The Company now estimates full year 2013 earnings, on an adjusted income from operations1,3 basis, to be in the range of $1.8 billion to $1.9 billion, or $6.25 to $6.65 per share.

BLOOMFIELD, CT, August 1, 2013 – Cigna Corporation (NYSE: CI) today reported strong second quarter 2013 results, with each of the Company’s business segments posting revenue and earnings growth.

Consolidated revenues in the second quarter of 2013 were $8.0 billion, an increase of 8% over the second quarter of 2012.  Revenues reflect growth in premiums and fees of 5% in Global Health Care, 35% in Global Supplemental Benefits and 10% in Group Disability and Life, driven by continued growth in our targeted customer segments.

Cigna's adjusted income from operations1 for the second quarter of 2013 was $512 million, or $1.78 per share,  compared with $434 million, or $1.49 per share, for the second quarter of 2012.  These second quarter results include strong revenue growth and favorable medical costs and operating expenses.

“We are creating value for our customers and clients in each of our business segments through sustained investments in capabilities and innovation to deliver on our ongoing commitment to quality, service and affordability,” said David M. Cordani, President and Chief Executive Officer.  “Our performance this quarter continues Cigna’s track-record of attractive financial results driven by the effective execution of our strategy across all of our business lines.”

Cigna reported shareholders’ net income1 of $505 million, or $1.76 per share, for the second quarter of 2013, compared with shareholders’ net income1 of $380 million, or $1.31 per share, for the second quarter of 2012.  Shareholders’ net income1 for the second quarter of 2013 included a special item4, which was a loss of $24 million after-tax, or $0.08 per share, related to transaction costs associated with our previously announced pharmacy benefits arrangement with Catamaran.  Shareholders’ net income1 for the second quarter of 2012 included losses of $51 million, or $0.17 per share, related to the Guaranteed Minimum Income Benefits (GMIB)2 business.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and a reconciliation of adjusted income from operations1 to shareholders’ net income1 (dollars in millions, except per share amounts; customers in thousands):

				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013

Total Revenues	$7,980	$7,422	$8,183	$16,163

Consolidated Earnings
Adjusted income from operations1	$512	$434	$497	$1,009
Net realized investment gains (losses), net of taxes	17	(3)	93	110
GMIB results, net of taxes2	-	(51)	25	25
Special items, net of taxes4	(24)	-	(558)	(582)
Shareholders' net income1	$505	$380	$57	$562

Adjusted income from operations1, per share	$1.78	$1.49	$1.72	$3.50
Shareholders' net income1, per share	$1.76	$1.31	$0.20	$1.95

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2013	2012	2013	2012
Global Medical Customers	14,286	13,843	14,322	14,045

•	Cash and short term investments at the parent company were approximately $575 million at June 30, 2013 and $700 million at December 31, 2012.

•	During the period May 2 through August 1, 2013, the Company repurchased5 approximately 3.3 million shares of stock for approximately $250 million.

•	Year to date, as of August 1, 2013, the Company repurchased5 approximately 7.2 million shares of stock for approximately $500 million.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to segment earnings (loss)1.

Global Health Care

This segment includes Cigna’s Commercial and Government businesses which deliver medical and specialty health care products and services to domestic and multi-national clients and customers on guaranteed cost, retrospectively experience-rated and Administrative Services Only (“ASO”) funding bases.  Specialty health care includes behavioral, dental, disease and medical management, stop-loss, and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013

Premiums and Fees	$5,687	$5,398	$5,824	$11,511
Adjusted Income from Operations1	$403	$368	$427	$830
Adjusted Margin, After-Tax6	6.4%	6.2%	6.7%	6.6%

	As of the Periods Ended
	June 30,		March 31,	December 31,
Customers:	2013	2012	2013	2012
Commercial	13,804	13,406	13,848	13,596
Medicare and Medicaid	482	437	474	449
Medical	14,286	13,843	14,322	14,045

Behavioral Care	22,386	21,208	21,977	21,750
Dental	12,058	11,248	12,125	11,392
Pharmacy	6,946	6,634	6,922	6,772
Medicare Part D	1,200	1,264	1,213	1,264

•	Overall, Global Health Care results reflect continued growth in our targeted customer segments.

•
Second quarter premiums and fees increased approximately 5% relative to second quarter 2012, due to business growth, specialty contributions reflecting the continued attractiveness of our ASO solutions, and renewal rate increases.

•
Second quarter 2013 adjusted income from operations1 reflects sustained growth in targeted medical and specialty businesses, favorable prior year reserve development of approximately $20 million after-tax, and improvement in the operating expense ratio.

•
Adjusted income from operations1 for second quarter 2012 and first quarter 2013 included favorable prior year reserve development on an after-tax basis of approximately $17 million and $48 million, respectively.

•	Global Health Care medical claims payable7 was approximately $1.8 billion at June 30, 2013 and $1.6 billion at December 31, 2012.

Global Supplemental Benefits

This segment includes Cigna’s supplemental health, life, and accident insurance, including Medicare supplement coverage, in the U.S. and in foreign markets, primarily in Asia.

Financial Results (dollars in millions, policies in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013

Premiums and Fees8	$613	$455	$604	$1,217
Adjusted Income from Operations1	$49	$27	$55	$104
Adjusted Margin, After-Tax6	7.6%	5.6%	8.6%	8.1%

	As of the Periods Ended:
	June 30,		March 31,	December 31,
	2013	2012	2013	2012
Policies8	11,798	8,954	11,586	11,436

•
Second quarter 2013 premiums and fees grew 35% relative to second quarter 2012, reflecting recent acquisitions of Great American Supplemental Benefits and the Turkey joint venture as well as attractive customer retention and business growth, primarily in South Korea.

•
Second quarter 2013 adjusted income from operations1, and the quarter over quarter improvement in segment margins6, reflect the impact of strong customer retention and business growth as well as changes in business mix.

•	The quarter over quarter increase in policies as of June 30, 2013 reflects the recent acquisitions as well as organic business growth.

Group Disability and Life

This segment includes Cigna’s group disability, life, and accident insurance operations.

Financial Results (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013

Premiums and Fees	$846	$767	$858	$1,704
Adjusted Income from Operations1	$104	$91	$49	$153
Adjusted Margin, After-Tax6	11.2%	10.8%	5.2%	8.2%

•	Second quarter 2013 results benefited from premium and fee growth of 10% due to growth in both disability and life businesses.

•
Adjusted income from operations1 and segment margins6 for the second quarter of 2013 reflect the favorable after-tax impact of reserve studies and a $14 million after-tax favorable impact related to an updated discount rate assumption, as well as favorable disability claim volumes, partially offset by unfavorable life claims.

•	Second quarter 2013 and 2012 adjusted income from operations1 include the favorable after-tax impacts related to reserve studies of $27 million and $35 million, respectively.

Other Segments

Adjusted income (loss) from operations1 for Cigna's remaining operations is presented below (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2013	2012	2013	2013

Run-off Reinsurance2	$(3)	$(11)	$(1)	$(4)
Other Operations	$18	$21	$21	$39
Corporate	$(59)	$(62)	$(54)	$(113)

OUTLOOK

•	Cigna increased its outlook for full year 2013 consolidated adjusted income from operations1,3 to be in the range of $1.8 billion to $1.9 billion, or $6.25 to $6.65 per share.

(dollars in millions, except where noted and per share amounts)	Full-Year Ended December 31, 2013

Adjusted income (losses) from operations1,3
Global Health Care	$1,495 to 1,570
Global Supplemental Benefits	180 to 200
Group Disability and Life	280 to 300
Ongoing Businesses	$1,955 to 2,070

Corporate and other	(165)
Consolidated	$1.8 billion to $1.9 billion

Consolidated Adjusted income from operations, per share1,3	$6.25 to 6.65

Global medical customer growth	1% to 2%

•	Cigna’s outlook excludes the potential effects of future capital deployment5.

The foregoing statements represent management’s current estimate of Cigna's 2013 consolidated and segment adjusted income from operations1,3 as of the date of this release.  Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review second quarter 2013 results and discuss full year 2013 outlook, is available in the Investor Relations section of Cigna’s website (http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page).

Notes:

1.
Cigna measures the financial results of its segments using segment earnings (loss), which is defined as shareholders’ net income (loss) before net realized investment results.  Adjusted income (loss) from operations is defined as segment earnings (loss) excluding special items (which are identified and quantified in Note 4) and the results of Cigna's GMIB business.  Adjusted income (loss) from operations is a measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are segment earnings (loss) and shareholders’ net income; see Exhibits 1 and 2 for reconciliations of the non-GAAP measure to the most directly comparable GAAP measures.

Effective December 31, 2012, Cigna made changes to its external reporting segments to reflect the Company’s realignment of its businesses to leverage distribution and service delivery capabilities for the benefit of our global clients and customers.  Prior period amounts have been presented on a comparable basis.

2.
The Guaranteed Minimum Income Benefits (GMIB) business and Guaranteed Minimum Death Benefits business, also known as Variable Annuity Death Benefits (VADBe), are included in our Run-off Reinsurance operations. These businesses have been in run-off since 2000.

During the first quarter of 2013, Cigna entered into a definitive agreement with Berkshire Hathaway to exit the Run-off Reinsurance businesses, effective February 4, 2013.

3.
Information is not available for management to identify or reasonably estimate future net realized investment gains (losses) or special items; therefore, it is not possible to provide a forward-looking reconciliation of adjusted income from operations to shareholders’ net income.  Future special items for 2013 may include amounts associated with litigation, guaranty fund assessments, settlement of tax audits and cost reduction initiatives.  Information is not available for management to identify or reasonably estimate additional 2013 special items.

4.	Special items included in shareholders’ net income and segment earnings (loss), but excluded from adjusted income (loss) from operations, and the calculation of adjusted margins include:

Second Quarter 2013
•	After-tax loss of $24 million related to the pharmacy benefits arrangement with Catamaran.

First Quarter 2013
•	After-tax loss of $507 million related to the exit of the Run-off Reinsurance businesses.
•	After-tax loss of $51 million related to a regulatory matter within the Disability business.

5.
Share repurchases may from time to time be made pursuant to written trading plans under Rule 10b5-1, which permits shares to be repurchased when Cigna might otherwise be precluded from doing so under insider trading laws or because of self-employed trading blackout periods.

6.
Adjusted margins in this press release are calculated by dividing adjusted income from operations1 by segment revenues.  Segment margins including special items were 6.1% and 6.4%, respectively, for Global Health Care for the three and six months ended June 30, 2013, (0.2%) for Group Disability and Life for the three months ended March 31, 2013, and 5.5% for Group Disability and Life for the six months ended June 30, 2013.

7.
Global Health Care medical claims payable are presented net of reinsurance and other recoverables.  The gross  Global Health Care medical claims payable balance was $2,003 million as of June 30, 2013 and $1,856 million as of December 31, 2012.

8.
Cigna owns a 50% noncontrolling interest in its China Joint Venture.  Cigna's 50% share of the joint venture’s earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts from the China Joint Venture are not included in the financial results table for the Global Supplemental Benefits segment presented in the earnings release.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Cigna Corporation and its subsidiaries (the “Company”) and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include, but are not limited to, the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends and, in particular, the Company’s strategic initiatives, litigation and other legal matters, operational improvement initiatives in the Company’s health care operations, and the Company’s outlook for full year 2013 and beyond results.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe”, “expect”, “plan”, “intend”, “anticipate”, “estimate”, “predict”, “potential”, “may”, “should”, “will” or similar expressions.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.
 health care reform legislation, as well as additional changes in state or federal regulation, that could, among other items, affect the way the Company does business, increase costs, limit the ability to effectively estimate, price for and manage medical costs, and affect the Company’s products, services, market segments, technology and processes;

2.
adverse changes in state, federal and international laws and regulations, including increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s businesses;

3.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, including disputes related to payments to health care professionals, government investigations and proceedings, tax audits and related litigation, and regulatory market conduct and other reviews, audits and investigations, including the possibility that the acquired Cigna-HealthSpring business may be adversely affected by potential changes in risk adjustment data validation audit and payment adjustment methodology;

4.
challenges and risks associated with implementing improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) growth in targeted geographies, product lines, buying segments and distribution channels, (ii) offering products that meet emerging market needs, (iii) strengthening underwriting and pricing effectiveness, (iv) strengthening medical cost results and a growing medical customer base, (v) delivering quality service to members and health care professionals using effective technology solutions, and (vi) lowering administrative costs;

5.	the unique political, legal, operational, regulatory and other challenges associated with expanding our business globally;
6.	challenges and risks associated with the successful management of the Company’s outsourcing projects or key vendors;
7.
the ability of the Company to execute its growth plans by successfully leveraging capabilities and integrating acquired businesses, including the Cigna-HealthSpring businesses by, among other things, operating Medicare Advantage plans and Cigna-HealthSpring’s prescription drug plan, retaining and growing the customer base, realizing revenue, expense and other synergies, renewing contracts on competitive terms or maintaining performance under Medicare contracts, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel;

8.	risks associated with security or interruption of information systems, that could, among other things, cause operational disruption;
9.
risks associated with the Company’s information technology strategy, including that the failure to make effective investments or execute improvements may impede the Company’s ability to deliver services efficiently;

10.	the failure to maintain effective prevention, detection and control systems for regulatory compliance and detection of fraud and abuse;
11.
risks associated with the pharmacy benefits management agreement with Catamaran Corporation, including without limitation, those related to the ability to transition and implement successfully the agreement in a timely, cost-efficient manner without an adverse impact on service to clients and customers, and the failure to achieve projected operating efficiencies, estimated earnings per share accretion and estimated financial contribution  to the Company’s results;

12.
risks associated with the Company’s mail order pharmacy business that, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

13.	liability associated with the Company’s operations of onsite clinics and medical facilities, including the health care centers operated by the Cigna-HealthSpring business;
14.	heightened competition, particularly price competition, that could reduce product margins and constrain growth in the Company’s businesses, primarily the Global Health Care business;
15.	significant stock market declines, that could, among other things, impact the Company’s pension plans in future periods as well as the recognition of additional pension obligations;
16.	significant changes in market interest rates or sustained deterioration in the commercial real estate markets that could reduce the value of the Company’s investment assets;
17.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, that could, among other things, adversely affect new sales and retention of current business or limit the subsidiaries’ ability to dividend capital to the parent company, resulting in changes in statutory reserve or capital requirements or other financial constraints;

18.	significant deterioration in global market economic conditions and market volatility, that could have an adverse effect on the Company’s investments, liquidity and access to capital markets;
19.
unfavorable developments in economic conditions, that could, among other things, have an adverse effect on the impact on the businesses of our customers (including the amount and type of health care services provided to their workforce, loss in workforce and ability to pay their obligations), the businesses of hospitals and other providers (including increased medical costs) or state and federal budgets for programs, such as Medicare or social security, resulting in a negative impact to the Company’s revenues or results of operations;

20.
risks associated with the Company’s reinsurance arrangements for the run-off retirement benefits, life insurance and annuity business, variable annuity death benefits and guaranteed minimum income benefits businesses, including but not limited to, failure by the reinsurer to meet its reinsurance obligations or that the reinsurance does not otherwise provide adequate protection; or

21.
potential public health epidemics, pandemics, natural disasters and bio-terrorist activity, that could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected.

This list of important factors is not intended to be exhaustive.  Other sections of the Company’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude the Company from realizing the forward-looking statements.  The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)	Exhibit 1
(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

REVENUES

Premiums and fees	$7,172	$6,651	$14,486	$12,758
Net investment income	289	283	576	571
Mail order pharmacy revenues	437	402	862	788
Other revenues	56	59	113	114
Total operating revenues	7,954	7,395	16,037	14,231
Run-off Reinsurance hedge gain (loss) (1)	-	31	(39)	(64)
Net realized investment gain (loss)	26	(4)	165	9

Total	$7,980	$7,422	$16,163	$14,176

ADJUSTED INCOME (LOSS) FROM OPERATIONS (2)

Global Health Care	$403	$368	$830	$664
Global Supplemental Benefits	49	27	104	70
Group Disability and Life	104	91	153	159
Run-off Reinsurance	(3)	(11)	(4)	(22)
Other Operations	18	21	39	41
Corporate	(59)	(62)	(113)	(119)

Total	$512	$434	$1,009	$793

SHAREHOLDERS' NET INCOME

Segment Earnings (Loss)

Global Health Care (3)(6)(7)	$379	$368	$806	$644
Global Supplemental Benefits	49	27	104	70
Group Disability and Life (5)	104	91	102	159
Run-off Reinsurance (4)	(3)	(62)	(486)	(32)
Other Operations	18	21	39	41
Corporate (6)	(59)	(62)	(113)	(140)

Total	488	383	452	742
Net realized investment gain (loss), net of taxes	17	(3)	110	9

Shareholders' net income	$505	$380	$562	$751

DILUTED EARNINGS PER SHARE:

Adjusted income from operations (2)	$1.78	$1.49	$3.50	$2.74
Results of guaranteed minimum income benefits business, after-tax	-	(0.17)	0.09	(0.04)
Net realized investment gain (loss), net of taxes	0.06	(0.01)	0.38	0.03
Special item(s), after-tax (3)(4)(5)(6)(7)	(0.08)	-	(2.02)	(0.14)
Shareholders' net income	$1.76	$1.31	$1.95	$2.59
Weighted average shares (in thousands)	287,086	290,547	288,167	289,773

SHAREHOLDERS' EQUITY at June 30,			$9,775	$9,022

SHAREHOLDERS' EQUITY PER SHARE at June 30,			$34.46	$31.29

Effective December 31, 2012, Cigna changed its external reporting segments. The primary change was that the two businesses that comprised the former International segment (international health care and supplemental health, life and accident) are now reported as follows: 1) substantially all of the international health care business (comprised primarily of the global health benefits business) is now combined with the former Health Care segment and renamed Global Health Care; and 2) the supplemental health, life and accident business is now a separate reporting segment named Global Supplemental Benefits. In addition, certain disability and life products previously reported in the former Health Care segment are now reported in the Group Disability and Life segment. Prior period segment information has been conformed to the current reporting segments. Please refer to Cigna's Form 8-K filed on January 24, 2013 for additional information.

(1) Includes pre-tax futures and swaps contracts entered into prior to February 4, 2013 as part of a dynamic hedge program to manage equity and growth interest rate risks in Cigna's Run-off Reinsurance operations. Cigna recorded related offsets in Benefits and Expenses to adjust liabilities for reinsured guaranteed minimum death benefit and guaranteed minimum income benefit contracts. These hedge programs were terminated after February 4, 2013 as a result of Cigna's agreement with Berkshire Hathaway in which Cigna effectively exited the Run-off Reinsurance business. For more information, please refer to Cigna's Form 10-Q for the period ended June 30, 2013, which is expected to be filed on August 1, 2013.

(2) Adjusted income (loss) from operations is segment earnings (loss) (shareholders' net income (loss) before net realized investment gains (losses)) and excludes results of Cigna's guaranteed minimum income benefits business and special items. See Exhibit 2 for a detailed reconciliation of adjusted income (loss) from operations to segment earnings (loss) and shareholders' net income presented in accordance with generally accepted accounting principles.

(3) The three months and six months ended June 30, 2013 includes a pre-tax charge of $37 million ($24 million after-tax) related to the Pharmacy Benefits Manager (“PBM”) partnering agreement with Catamaran.

(4) The six months ended June 30, 2013 includes a pre-tax charge of $781 million ($507 million after-tax) related to the transaction with Berkshire to effectively exit the Run-off Reinsurance business.

(5) The six months ended June 30, 2013 includes a pre-tax charge of $77 million ($51 million after-tax) related to a disability claims regulatory matter in the Group Disability & Life segment. See Note 17 to the Consolidated Financial Statements in the Company’s second quarter 2013 Form 10-Q for additional information.

(6) The six months ended June 30, 2012 includes pre-tax charges of $41 million ($28 million after-tax) for costs associated with the 2012 acquisition of HealthSpring: $30 million pre-tax ($21 million after-tax) in Corporate and $11 million pre-tax ($7 million after-tax) in Global Health Care.

(7) The six months ended June 30, 2012 includes pre-tax charges of $20 million ($13 million after-tax) resulting from a litigation matter in Global Health Care.

CIGNA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION (unaudited)	Exhibit 2
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
(Dollars in millions, except per share amounts)

	Diluted						Global			Global Supplemental
	Earnings Per Share			Consolidated			Health Care			Benefits
Three Months Ended June 30,	2Q13	2Q12	1Q13	2Q13	2Q12	1Q13	2Q13	2Q12	1Q13	2Q13	2Q12	1Q13

Adjusted income (loss) from operations (1)	$1.78	$1.49	$1.72	$512	$434	$497	$403	$368	$427	$49	$27	$55

Results of guaranteed minimum income benefits business (2)	-	(0.17)	0.09	-	(51)	25	-	-	-	-	-	-

Special item(s), after-tax:
Costs associated with PBM services agreement (3)	(0.08)	-	-	(24)	-	-	(24)	-	-	-	-	-
Charge related to reinsurance transaction (4)	-	-	(1.75)	-	-	(507)	-	-	-	-	-	-
Charge for disability claims regulatory matter (5)	-	-	(0.18)	-	-	(51)	-	-	-	-	-	-

Segment earnings (loss)	1.70	1.32	(0.12)	488	383	(36)	$379	$368	$427	$49	$27	$55
Net realized investment gains (losses), net of taxes	0.06	(0.01)	0.32	17	(3)	93

Shareholders' net income	$1.76	$1.31	$0.20	$505	$380	$57

	Diluted				Global		Global Supplemental
	Earnings Per Share		Consolidated		Health Care		Benefits
Six Months Ended June 30,	2013	2012	2013	2012	2013	2012	2013	2012

Adjusted income (loss) from operations (1)	$3.50	$2.74	$1,009	$793	$830	$664	$104	$70

Results of guaranteed minimum income benefits business (2)	0.09	(0.04)	25	(10)	-	-	-	-

Special item(s), after-tax:
Costs associated with PBM service agreement (3)	(0.08)	-	(24)	-	(24)	-	-	-
Charge related to reinsurance transaction (4)	(1.76)	-	(507)	-	-	-	-	-
Charge for disability claims regulatory matter (5)	(0.18)	-	(51)	-	-	-	-	-
Costs associated with acquisitions(6)	-	(0.10)	-	(28)	-	(7)	-	-
Litigation matters (7)	-	(0.04)	-	(13)	-	(13)	-	-

Segment earnings (loss)	1.57	2.56	452	742	$806	$644	$104	$70
Net realized investment gains, net of taxes	0.38	0.03	110	9

Shareholders' net income	$1.95	$2.59	$562	$751

	Group Disability			Run-off			Other
	and Life			Reinsurance			Operations			Corporate
Three Months Ended June 30,	2Q13	2Q12	1Q13	2Q13	2Q12	1Q13	2Q13	2Q12	1Q13	2Q13	2Q12	1Q13

Adjusted income (loss) from operations (1)	$104	$91	$49	$(3)	$(11)	$(1)	$18	$21	$21	$(59)	$(62)	$(54)

Results of guaranteed minimum income benefits business (2)	-	-	-	-	(51)	25	-	-	-	-	-	-

Special item(s), after-tax:
Costs associated with PBM services agreement (3)	-	-	-	-	-	-	-	-	-	-	-	-
Charge related to reinsurance transaction (4)	-	-	-	-	-	(507)	-	-	-	-	-	-
Charge for disability claims regulatory matter (5)	-	-	(51)	-	-	-	-	-	-	-	-	-

Segment earnings (loss)	$104	$91	$(2)	$(3)	$(62)	$(483)	$18	$21	$21	$(59)	$(62)	$(54)

	Group Disability		Run-off		Other
	and Life		Reinsurance		Operations		Corporate
Six Months Ended June 30,	2013	2012	2013	2012	2013	2012	2013	2012

Adjusted income (loss) from operations (1)	$153	$159	$(4)	$(22)	$39	$41	$(113)	$(119)

Results of guaranteed minimum income benefits business (2)	-	-	25	(10)	-	-	-	-

Special item(s), after-tax:
Costs associated with PBM services agreement (3)	-	-	-	-	-	-	-	-
Charge related to reinsurance transaction (4)	-	-	(507)	-	-	-	-	-
Charge for disability claims regulatory matter (5)	(51)	-	-	-	-	-	-	-
Costs associated with acquisitions (6)	-	-	-	-	-	-	-	(21)
Litigation matters (7)	-	-	-	-	-	-	-	-

Segment earnings (loss)	$102	$159	$(486)	$(32)	$39	$41	$(113)	$(140)

(1)  Cigna measures the financial results of its segments using "segment earnings (loss)", which is defined as shareholders' net income (loss) before net realized investment gains (losses).  Adjusted income (loss) from operations is defined as segment earnings excluding special items and results of Cigna's guaranteed minimum income benefits business.

(2)  Results of guaranteed minimum income benefits business, excluding special items, on a pre-tax basis for:
       - three months and six months ended June 30, 2013 were $0 million and gains of $39 million, respectively;
       - three months and six months ended June 30, 2012 were losses of $79 million and $16 million, respectively; and
       - three months ended March 31, 2013 were gains of $39 million.

(3)  The three months and six months ended June 30, 2013 include a pre-tax charge of $37 million ($24 million after-tax) related to the Pharmacy Benefits Manager (“PBM”) partnering agreement with Catamaran.

(4)  The three months ended March 31, 2013 and six months ended June 30, 2013 include a pre-tax charge of $781 million ($507 million after-tax) related to the transaction with Berkshire to effectively exit the Run-off Reinsurance business.

(5)  The three months ended March 31, 2013 and six months ended June 30, 2013 include a pre-tax charge of $77 million ($51 million after-tax) related to a disability claims regulatory matter.  See Note 17 to the Consolidated Financial Statements in the Company’s second quarter 2013 Form 10-Q for additional information.

(6)  The six months ended June 30, 2012 includes pre-tax charges of $41 million ($28 million after-tax) for costs associated with the 2012 acquisition of HealthSpring: $30 million pre-tax ($21 million after-tax) in Corporate and $11 million pre-tax ($7 million after-tax) in Global Health Care.

(7) The six months ended June 30, 2012 includes pre-tax charges of $20 million ($13 million after-tax) resulting from a litigation matter in Global Health Care.